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                                                                    Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Equity Office Properties Trust and EOP Operating Limited Partnership for the registration of common shares of beneficial interest and units of limited partnership interest related to the merger with Cornerstone Properties Limited Partnership and to the incorporation by reference therein of our reports, both dated February 8, 2000, except for Note 24, as to which the date is February 15, 2000, on the consolidated financial statements and schedule of Equity Office Properties Trust and of EOP Operating Limited Partnership included in their respective Annual Reports (Form 10-K) for the year ended December 31, 1999, both filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
                                                               Ernst & Young LLP




Chicago, Illinois
April 24, 2000